EXHIBIT 10.25

STRICTLY CONFIDENTIAL

December 7, 2015

For the attention of each of the Persons identified in Schedule 0 hereto
(hereinafter collectively referred to as the "Sellers")

Re: Offer to Purchase

Dear Sirs:
Capitalized terms used in this letter (the "Letter") shall, unless otherwise defined herein, have the meanings ascribed to them in the sale and purchase agreement in the final and agreed form (together with its own schedules, appendices and exhibits) attached hereto as Schedule 1 (the "Securities Purchase Agreement").
Following our recent discussions in relation to the acquisition of all (and not less than all) of the Transferred Securities (the "Transaction"), we hereby submit the following irrevocable and binding offer (promesse unilatérale d’achat) which the Sellers’ Representative (on behalf of all the Sellers) may, at the Sellers’ sole discretion, elect to accept in accordance with the procedures and subject to the terms set out below, and whereby:

•
we (the "Offeror"), irrevocably and subject to the terms and conditions set out below (and, in particular, subject to the terms of Clauses 3(b), 9(b) and 12), undertake to procure that Harmonic Europe, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €40,000 and its registered office at 50, rue Camille Desmoulins, 92130 Issy-les-Moulineaux (France), and registered with the French Registry of Commerce and Companies under number 410 618 748 RCS Nanterre ("Harmonic Europe"), which is one of our Affiliates, acquires, and

•	Harmonic Europe, irrevocably and subject to the terms and conditions set out below (and, in particular, subject to the terms of Clauses 3(b), 9(b) and 12), undertakes to acquire,

in accordance with, and subject to, the terms and conditions of the Securities Purchase Agreement, all (and not less than all) of the Transferred Securities, free and clear from all Liens, from the Sellers (the "Put Option");
it being expressly specified and agreed by the parties to this Letter that the Offeror and Harmonic Europe may at any time during the period from the date hereof until (and including) the actual date of execution of the Securities Purchase Agreement (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror) jointly notify the Sellers’ Representative of their decision to substitute any other Affiliate of the Offeror, including any new company incorporated by the Offeror or any Affiliate of the Offeror for that purpose, for Harmonic Europe for purposes of (i) this Letter, (ii) the signature of the Securities Purchase Agreement as "Purchaser" (as defined under the Securities Purchase Agreement) and therefore (iii) the completion of the Transaction, Harmonic Europe or such other existing or newly formed Affiliate of the Offeror being hereinafter referred to as the "Purchaser".

1.	DURATION AND EXERCISE OF THE PUT OPTION

(a)
The Put Option enters into force on the date hereof simultaneously with the countersignature of this Letter by all the Sellers and Kepler M2, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €3,635,805 and its registered office at 15, rue Trébois, 92300 Levallois-Perret (France), and registered with the French Registry of Commerce and Companies under number 531 550 242 RCS Nanterre ("Kepler M2"), and will remain valid until the earlier of the following dates (the "Expiry Date"):

(i)
8:00 pm, Paris time, the tenth (10th) Business Day after the date (such latter date being hereinafter referred to as the "Exercise Period Opening Date") on which the TVN’s works’ council (comité d'entreprise) (a) will have given its express opinion on the Transaction or (b) in the absence of such express opinion, will have been deemed pursuant to applicable Laws to have rendered its opinion, as the case may be; and

(ii)	8:00 pm, Paris time, March 31, 2016.

(b)
Subject to Clauses 13(e), 13(f), 17 through 19 and 22, the Put Option and this Letter will automatically terminate as at the Expiry Date, unless (i) the Put Option is exercised in accordance with Clauses 1(c) and 13 below or (ii) the Sellers’ Representative (on behalf of all the Sellers) and the Offeror mutually and expressly agree in writing to postpone the Expiry Date after the execution of this Letter.

(c)
This Put Option may be exercised by the Sellers’ Representative (on behalf of all the Sellers) in accordance with the provisions of Clause 13, between the Exercise Period Opening Date (included) and the Expiry Date (included).

2.	FINAL PRICE

(a)
The final purchase price to be paid by the Purchaser to the Sellers for all (and not less than all) of the Transferred Securities (the "Final Price") shall be the result of the aggregation of the Adjusted Initial Price and of the Additional Price, as defined below:

The "Adjusted Initial Price" shall be:

(i)	US Dollars 75,000,000 (seventy five millions) (the "Enterprise Value");

(ii)
adding the amount of Net Cash (if such amount is positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or subtracting the absolute value of the amount of Net Cash (if such amount is negative), as converted from Euros into US Dollars by using the Closing Exchange Rate;

(iii)
adding the amount of the Working Capital Adjustment, as converted from Euros into US Dollars by using the Closing Exchange Rate, corresponding to (a) an increase of the amount of the Adjusted Initial Price if this amount is positive and (b) a decrease of the amount of the Adjusted Initial Price if this amount is negative;

(iv)
adding the amount of ManCo Net Cash (if such amount is positive), as converted from Euros into US Dollars by using the Closing Exchange Rate, or subtracting the absolute value of the amount of ManCo Net Cash (if such amount is negative), as converted from Euros into US Dollars by using the Closing Exchange Rate; and

(v)	adding the amount of the ManCo Working Capital Adjustment, as converted from Euros into US Dollars by using the Closing Exchange Rate, corresponding to (a) an increase of the amount of the Adjusted Initial Price if this amount is positive and (b) a decrease of the amount of the Adjusted Initial Price if this amount is negative.

The "Additional Price" shall be the sum of:

(i)	the Revenues Adjustment, if any; and

(ii)	the Backlog Adjustment, if any.

(b)	On the Closing Date, the Purchaser shall pay in accordance with the provisions of the Securities Purchase Agreement the "Estimated Initial Price", which shall be equal to:

(i)	the Enterprise Value,

(ii)
plus the Estimated Net Cash (if positive), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, or minus the absolute value of the Estimated Net Cash (if negative), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate;

(iii)
plus the Estimated Working Capital Adjustment, as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, corresponding to (a) an increase of the amount of the Estimated Initial Price if this amount is positive and (b) a decrease of the amount of the Estimated Initial Price if this amount is negative;

(iv)
plus the Estimated ManCo Net Cash (if positive), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, or minus the absolute value of the Estimated ManCo Net Cash (if negative), as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate; and

(v)
plus the Estimated ManCo Working Capital Adjustment, as converted from Euros into US Dollars by using the Pre-Closing Exchange Rate, corresponding to (a) an increase of the amount of the Estimated Initial Price if this amount is positive and (b) a decrease of the amount of the Estimated Initial Price if this amount is negative.

(c)	The Adjusted Initial Price shall be finally determined and the Initial Price Adjustment, if any, paid after the Closing Date in accordance with the provisions of the Securities Purchase Agreement.

(d)	The Revenues Adjustment (if any) and the Backlog Adjustment (if any) shall be determined and paid after the Closing Date in accordance with the provisions of the Securities Purchase Agreement.

(e)
The allocation among the Sellers of the Final Price and of the Estimated Initial Price, the Initial Price Adjustment, the Revenues Adjustment and the Backlog Adjustment shall be made in accordance with the provisions of Section 2.9 of the Securities Purchase Agreement under the sole and exclusive responsibility of the Sellers and the Purchaser and the Target Companies shall incur no liability whatsoever in respect thereto.

3.	FINANCING

(a)
Subject to Clause 3(b), the Offeror undertakes to procure that as of the Closing Date, the Purchaser will have immediately available, on an unconditional basis, the sufficient cash resources required to proceed with the payment of the Closing Payments and of any expenses incurred by or on behalf of the Purchaser in connection with the transactions contemplated by the Securities Purchase Agreement.

(b)
In the event that the Offeror is not able to obtain a written commitment for at least one hundred million US Dollars ($100,000,000) of financing within three (3) Business Days following the public announcement of the Transaction by the Offeror and in any case by no later than December 10, 2015 (PST), for any reason whatsoever, the Offeror may elect, without incurring any liability whatsoever in such respect, notwithstanding any provisions to the contrary in this Letter and provided, however, that the Offeror complies with its obligations under Clause 3(c), which the parties to this Letter expressly acknowledge and agree, to terminate this Letter (subject to Clauses 3(c), 13(f), 17 through 19 and 22, which shall survive such termination) upon written notice served by the Offeror to the Sellers’ Representative, such notice to be served no later than December 10, 2015 (PST).

(c)
Should the Offeror, as is its right, decide to terminate this Letter pursuant to Clause 3(b) above, and provided that (i) the Sellers have complied with all of their material obligations hereunder (including, but not limited to, the obligation to serve in due time the Break-Up Fee Notice) and (ii) the Offeror has not been able to obtain a written commitment for at least one hundred million US Dollars ($100,000,000) of financing within three (3) Business Days following the public announcement of the Transaction by the Offeror and in any case by no later than December 10, 2015 (PST) for any reason whatsoever other than any event, change, occurrence, circumstance, effect, state of affairs or fact which constitutes a Material Adverse Change, the Offeror hereby undertakes to pay or to procure that any of its Affiliate pays, within thirty (30) calendar days of the date of receipt by the Offeror of the Break-Up Fee Notice, a five millions Euros (€5,000,000) break-up fee (the "Break-Up Fee") to the Sellers, by wire transfer of immediately available Euro funds to such accounts of the Sellers as shall have been notified to the Offeror by the Sellers’ Representative for such purpose within five (5) Business Days of the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror in accordance with Clause 3(b), together with the allocation of the amount of the Break-Up Fee among the Sellers (the "Break-Up Fee Notice"). Such allocation shall be made under the sole and exclusive responsibility of the Sellers and the Offeror and its Affiliates shall incur no liability in respect thereto.

The parties to this Letter expressly acknowledge and agree that notwithstanding anything to the contrary in this Letter, should the Offeror, as is its right, decide to terminate this Letter pursuant to Clause 3(b) above, (i) the provisions of this Clause 3(c) shall survive such termination and (ii) the Break-Up Fee shall be the exclusive remedy of the Sellers against the Offeror in respect of such termination.

4.	INFORMATION AND CONSULTATION OF THE TVN’s WORKS' COUNCIL

(a)
We acknowledge that no exercise of the Put Option by the Sellers’ Representative (on behalf of all the Sellers) can in any event ever take place without the TVN’s works’ council (comité d'entreprise) first being informed and consulted in respect of the Transaction and delivering its opinion on such Transaction or being deemed to have done so pursuant to applicable Laws (the "Information and Consultation Process").

(b)
The Sellers undertake (i) to procure that (x) an information meeting of the TVN’s work’s council be held on December 11, 2015 (the "Information Meeting"), (y) the information document (entitled "economical note") relating to the Transaction be provided to the TVN’s work’s council no later than during the Information Meeting and (z) that the first meeting of the Information and Consultation Process be held during the week of December 14, 2015 and the TVN’s work’s council be convened in timely manner by TVN to such effect, (ii) to keep us regularly informed of the progress of the Information and Consultation Process and (iii) to procure that TVN conducts the Information and Consultation Process diligently.

(c)	In respect of the Information and Consultation Process, the Offeror undertakes to:

(i)
deliver to the Sellers’ Representative and TVN any reasonable information relating to the Offeror and, where applicable, its Affiliates (including the Purchaser), as may be reasonably requested by the TVN’s works’ council;

(ii)
provide, to the extent practicable, timely answers to any reasonable question relevant to the Transaction submitted to the Offeror by TVN in connection with the Information and Consultation Process; and

(iii)
procure the appropriate authorized representatives of the Offeror selected by us to attend the meetings of the TVN’s works’ council convened in connection with the Information and Consultation Process or meet with the relevant employees and employee representatives where and when reasonably requested by the Sellers’ Representative and/or TVN.

(d)
Each of the parties to this Letter undertakes to provide the other parties with all reasonable assistance in connection with the Information and Consultation Process, including but not limited to, in respect of the preparation of the information and documents required for the Information Meeting. The parties to this Letter understand and acknowledge the importance of their diligent, professional and timely participation in the Information and Consultation Process. Nevertheless, the Sellers acknowledge that under no circumstances shall the Offeror (which is listed) and its Affiliates (including the Purchaser) or Connected Persons be obliged to provide any private or confidential information.

(e)
The Sellers' Representative shall promptly give notice to the Offeror and the Purchaser of the full completion of the Information and Consultation Process and provide them with any evidence thereof, and in any event within two (2) Business Days of becoming aware of the same.

5.	COMPLIANCE WITH "HAMON LAW"

(a)
The Sellers undertake to procure that the Holding complies with its information obligation under article L. 23-10-1 et seq. of the French Commercial Code as soon as practicable, and in any event no later than December 11, 2015.

(b)
Mr. Procureur, as sole employee of the Holding as of the date hereof, undertakes to notify in accordance with applicable Laws the Holding of his irrevocable decision not to make an acquisition offer with respect to the Holding as soon as practicable from the satisfaction by the Holding of its information obligation under article L. 23-10-1 et seq. of the French Commercial Code, and in any event no later than December 11, 2015.

(c)
The Sellers' Representative shall promptly give notice to the Offeror and the Purchaser that the provisions of this Clause 5 have been definitively complied with and provide them with any evidence thereof, and in any event within two (2) Business Days of becoming aware of the same.

6.	FMEF CLEARANCE

(a)
Each of the parties to this Letter acknowledges the importance that the Condition Precedent set out in Section 3.1(a) of the Securities Purchase Agreement be fulfilled as soon as possible and the Sellers confirm that they are not aware of any reason that may prevent the obtaining of the FMEF Clearance on or prior to the Long Stop Date.

(b)	The Offeror agrees to:

(i)
as soon as possible after the date hereof and in any event no later than December 18, 2015 and at its own expense, make relevant filings or pre-filings and contacts with the French Ministry for the Economy and Finance with respect to the Transaction in order to obtain the FMEF Clearance, within any terms provided by applicable Laws, and supply promptly any additional information and documentary material that may be requested by the French Ministry for the Economy and Finance;

(ii)
keep the Sellers' Representative regularly informed of the processing of these filings or pre-filings and inform promptly the Sellers' Representative if it becomes aware of anything that could result in the FMEF Clearance being delayed or denied;

(iii)
promptly provide the Sellers' Representative with the relevant (non-privileged or non-commercially sensitive) documents concerning the filings or pre-filings referred to above, together with any and all additional (including documentary) material that may be requested by the French Ministry for the Economy and Finance in connection with the FMEF Clearance (subject to confidential information contained therein), provided, in each case, that such documents and additional material relate to, or include information about, the Target Companies prior to Closing, and use its commercially reasonable endeavors to, prior to any such filings or pre-filings with, and communications to, the French Ministry for the Economy and Finance, (a) give to the Sellers’ Representative a reasonable opportunity to discuss the content of such documents and additional material and (b) take into account its reasonable comments and suggestions;

(iv)	give to the Sellers’ Representative the opportunity to participate in any meeting for which its presence is required by the French Ministry for the Economy and Finance; and

(v)	use its commercially reasonable endeavors in order to obtain the FMEF Clearance.

(c)
The Sellers acknowledge that the above mentioned filings or pre-filings will require the cooperation and supply of information by the Target Companies and agree to co-operate and to cause the relevant Target Companies to co-operate with the Offeror, upon its reasonable request, in providing promptly to the Offeror and its advisors such assistance as may be reasonably necessary for the Offeror to make the relevant filings or pre-filings and obtain the FMEF Clearance, including but not limited to, in respect of the preparation of the information and documents and/or of the attendance to any meeting that may be required in this context.

(d)
The Offeror (until the actual date of execution of the Securities Purchase Agreement (excluded)) or the Purchaser (from the actual date of execution of the Securities Purchase Agreement (included)) shall promptly give notice to the Sellers' Representative of the satisfaction of the Condition Precedent specified in Section 3.1(a) of the Securities Purchase Agreement and in any event within two (2) Business Days of becoming aware of the same.

7.	REQUIRED FINANCIALS

(a)
The Sellers acknowledge the importance for the Offeror that the Condition Precedent set out in Section 3.1(b) of the Securities Purchase Agreement be fulfilled as soon as possible and confirm that they are not aware of any reason that may prevent the delivery of the Required Financials on or prior to the Long Stop Date.

(b)	The Sellers agree to:

(i)
as soon as possible after the date hereof and in any event no later than December 18, 2015, cause the Required Financials to be prepared and audited by such internationally recognized independent accounting firm as shall have been chosen by the Offeror for such purpose and supply promptly, or cause to be promptly supplied, any information and documentary material that may be requested by such independent accounting firm;

(ii)
keep the Offeror regularly informed of the processing of the preparation and audit of the Required Financials and inform promptly the Offeror if they become aware of anything that could result in the delivery of the Required Financials being delayed or compromised; and

(iii)
promptly provide the Offeror, upon its request, with any information and documentary material used in, or necessary for, the preparation and audit of the Required Financials, and with any information and documentary material that may be requested by the independent accounting firm.

(c)	The Sellers agree to do all reasonable things necessary or appropriate under applicable Laws to deliver the Required Financials to the Purchaser on or prior to the Long Stop Date.

(d)
The Offeror acknowledges that the delivery of the Required Financials will require cooperation and agrees to co-operate with the Sellers, upon the reasonable request of the Sellers’ Representative, in providing promptly to the Sellers such assistance as may be reasonably necessary for the Sellers to deliver the Required Financials, including but not limited to, by making a reasonable number of expert consultants available to the Sellers to contribute to the preparation and audit of the Required Financials.

8.	IP RECOVERY

(a)
The Sellers acknowledge the importance for the Offeror and the Purchaser that the Condition Precedent set out in Section 3.1(c) of the Securities Purchase Agreement be fulfilled on the Closing Date, prior to Closing, and confirm that they are not aware of any reason that may prevent (i) the execution of the IP Agreement without any further delay and (ii) the full completion of the IP Recovery on or prior to the Long Stop Date.

(b)	The Sellers agree to:

(i)	as soon as possible after the date hereof and in any event prior to the delivery of any Exercise Notice, procure that the IP Agreement be executed by Kepler and France Brevets;

(ii)
on the Closing Date and prior to Closing, procure that the Notice of Voluntary Termination (as defined under the IP Agreement) be delivered by Kepler to France Brevets and received by the latter, such Notice of Voluntary Termination to include any notice by Kepler of its decision (x) to use its right of designation of a Designated Transferee (as defined under the IP Agreement) under article 8 of the IP Agreement, provided and only in the event that the Sellers’ Representative receives an IP Substitution Notice at least five (5) Business Days prior to the Closing Date, and (y) to designate such Entity as mentioned in the IP Substitution Notice for such purpose;

(iii)	on the Closing Date and prior to Closing, procure that the Transfer Price (as defined under the IP Agreement) be paid by Kepler to France Brevets by wire transfer of immediately available funds to the bank account indicated for such purpose in the IP Agreement;

(iv)
on the Closing Date and prior to Closing, deliver to the Purchaser two (2) original copies of the Assignment of Patent Rights dated as of the Closing Date to be entered into by and between France Brevets and Kepler (or such Entity as indicated in the IP Substitution Notice) duly signed by France Brevets; and

(v)
keep the Offeror and the Purchaser regularly informed of the execution of the IP Agreement and of the processing of the IP Recovery and inform promptly the Offeror and the Purchaser if they become aware of anything that could result in the execution of the IP Agreement and/or the full completion of the IP Recovery being delayed or compromised.

(c)	The Sellers agree to do all reasonable things necessary or appropriate under applicable Laws to procure that the IP Recovery be fully completed on or prior to the Long Stop Date.

(d)
The Sellers' Representative shall promptly give notice to the Offeror and the Purchaser of the execution of the IP Agreement and in any event within two (2) Business Days of becoming aware of the same, such notice to include a certified copy of the IP Agreement duly executed by Kepler and France Brevets.

9.	NOTIFICATIONS

(a)
During the period from the date of this Letter (included) to the actual date of execution of the Securities Purchase Agreement (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror), the Sellers’ Representative shall promptly notify the Offeror and the Purchaser of the occurrence (or non-occurrence) of any event, the occurrence (or non-occurrence) of which constitutes or would be likely to constitute:

(i)	a breach or inaccuracy of any representations and warranties to be made by the Sellers under Section 8 of the Securities Purchase Agreement; or

(ii)	a Material Adverse Change;

such notice by the Sellers’ Representative to include (i) all relevant details to provide disclosure as complete and fair as possible to the Offeror and the Purchaser of such development and (ii) if applicable, an updated version of any impacted Schedule to the Securities Purchase Agreement.

(b)
In the event that the Offeror and the Purchaser are notified pursuant to paragraph (a) above of the occurrence (or non-occurrence) of an event, the occurrence (or non-occurrence) of which constitutes a Material Adverse Change, the Offeror may elect, without incurring any liability whatsoever in such respect, notwithstanding any provisions to the contrary in this Letter, which the parties to this Letter expressly acknowledge and agree, to terminate this Letter (subject to Clauses 13(f), 17 through 19 and 22, which shall survive such termination) upon written notice served to the Sellers’ Representative.

10.	PERMITTED TRANSFERS PRIOR TO SIGNING

(a)
During the period from the date of this Letter (included) to the date of delivery of an Exercise Notice (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror), each of Mr. Delahousse and Mr. Congard shall be entitled to proceed with the following transfers of Ordinary Shares he owns on the date hereof, within the limit of 604,226 Ordinary Shares for Mr. Delahousse and within the limit of 725,026 Ordinary Shares for Mr. Congard (the "Permitted Transfers"):

(i)
a contribution in kind to an Entity having the following characteristics from the date of completion of the contribution in kind (included) to the Closing Date (included) (a "Personal Holding"): (w) being a French société par actions simplifiée, (x) being wholly owned by him, (y) the only legal representative of which being himself and (z) with no other assets (except for cash) and no financial debts or liabilities towards third parties (except with respect to incorporation and registration costs); and/or

(ii)	donations to his spouse and/or first-degree adult descendants (descendants au premier degré majeurs) (the "Beneficiaries");

provided, however, that:

(i)
such Permitted Transfers are made in compliance with the provisions of the Holding’s by-laws, the applicable Existing Shareholders' Documents and the terms and conditions of the OBSAs, or the relevant waivers are duly obtained prior to their completion; and

(ii)	such Permitted Transfers are fully completed prior to the date of delivery of an Exercise Notice; and

(iii)
prior and as a condition to the completion of any such Permitted Transfer, the relevant Personal Holding or Beneficiary irrevocably undertakes towards all the parties to this Letter, subject to the sending by the Sellers’ Representative of an Exercise Notice between the Exercise Period Opening Date (included) and the Expiry Date (included) and subject to the terms of this Letter (and, in particular, subject to the terms of Clauses 3(b), 9(b) and 12), to execute the Securities Purchase Agreement on the Signing Date, at the time and location specified in the Exercise Notice, or at such other time and/or location as may be agreed upon in writing by the Sellers’ Representative and the Offeror prior to or on the Signing Date; and

(iv)	the documentation relating to any such Permitted Transfer provides that:

(A)
the relevant Personal Holding (i) irrevocably undertakes to promptly transfer back to, where applicable, Mr. Delahousse or Mr. Congard, the Ordinary Shares transferred to it, should it cease for any reason whatsoever to qualify as Personal Holding under this Letter, (ii) acknowledges and agrees that forced execution (exécution forcée) of this obligation may be requested and (iii) irrevocably waives its rights under article 1142 of the French Civil Code; and

(B)
the relevant Personal Holding or Beneficiary (i) irrevocably undertakes to promptly transfer back to, where applicable, Mr. Delahousse or Mr. Congard, the Ordinary Shares transferred to it, should it not proceed with the execution of the Securities Purchase Agreement, as to be updated prior to its execution to take into account the completion of any such Permitted Transfer, on the Signing Date, at the time and location specified in the Exercise Notice, or at such other time and/or location as may be agreed upon in writing by the Sellers’ Representative and the Offeror prior to or on the Signing Date, (ii) acknowledges and agrees that forced execution (exécution forcée) of this obligation may be requested and (iii) irrevocably waives its rights under article 1142 of the French Civil Code; and

(C)
the relevant Personal Holding or Beneficiary (i) irrevocably undertakes to promptly transfer back to, where applicable, Mr. Delahousse or Mr. Congard, the Ordinary Shares transferred to it, should it not comply with any of its obligations under the Securities Purchase Agreement, as to be updated prior to its execution to take into account the completion of any such Permitted Transfer, (ii) acknowledges and agrees that forced execution (exécution forcée) of this obligation may be requested and (iii) irrevocably waives its rights under article 1142 of the French Civil Code; and

(v)
upon consummation of, and as a condition to, any such Permitted Transfer, the relevant Personal Holding or Beneficiary executes and delivers in accordance with Clause 19 below, to each party to this Letter an accession agreement, pursuant to which it adheres to this Letter with the same rights and obligations as, where applicable, Mr. Delahousse (save for his rights and obligations in his quality as Sellers’ Representative) and Mr. Congard (save for his rights and obligations in his quality as Sellers’ Representative, should Mr. Delahousse be unable to perform his duties in acting as the Sellers’ Representative for any reason whatsoever) for purposes of this Letter, and such Personal Holding or Beneficiary will thereafter be deemed to be a party to this Letter with the same rights and obligations as, where applicable, Mr. Delahousse (save for his rights and obligations in his quality as Sellers’ Representative) or Mr. Congard (save for his rights and obligations in his quality as Sellers’ Representative, should Mr. Delahousse be unable to perform his duties in acting as the Sellers’ Representative for any reason whatsoever) for purposes of this Letter; and

(vi)
the Securities Purchase Agreement, as to be updated prior to its execution to take into account the completion of any such Permitted Transfer, shall include a provision stating that each of Mr. Delahousse and Mr. Congard is acting severally and jointly (conjointement et solidairement) with his Personal Holding and/or Beneficiaries for purposes of the Securities Purchase Agreement;

all the above in a form, manner and content satisfactory to the Offeror; and
provided always that:
the Offeror is notified by the Sellers’ Representative of any such contemplated Permitted Transfer at least fifteen (15) Business Days prior to its completion, and provided in a timely manner with the draft documentation relating thereto, so as to allow it to review and comment on it prior to its signature. In such respect, each of Mr. Delahousse and Mr. Congard undertakes to provide the Offeror with the draft documentation relating to any such contemplated Permitted Transfer in a timely manner, and the parties to this Letter (other than the Offeror and Harmonic Europe) undertake to provide promptly the Offeror with any and all such documents as may be needed by the Offeror to perform its review.

(b)
Should a Personal Holding cease for any reason whatsoever to qualify as Personal Holding under this Letter (A), or should a Personal Holding or Beneficiary not proceed with the execution of the Securities Purchase Agreement, as to be updated prior to its execution to take into account the completion of any such Permitted Transfer, on the Signing Date, at the time and location specified in the Exercise Notice, or at such other time and/or location as may be agreed upon in writing by the Sellers’ Representative and the Offeror prior to or on the Signing Date (B), or should a Personal Holding or Beneficiary not comply with any of its obligations under the Securities Purchase Agreement, as to be updated prior to its execution to take into account the completion of any such Permitted Transfer (C), each of Mr. Delahousse or Mr. Congard, where applicable, hereby undertakes, as to (A) above, to notify immediately the other parties to this Letter of the same, and as to (A), (B) and (C) above, to repurchase all the Ordinary Shares transferred to the said Personal Holding or Beneficiary, acknowledges and agrees that forced execution (exécution forcée) of this last obligation may be requested and irrevocably waives its rights under article 1142 of the French Civil Code. Each of Mr. Delahousse and Mr. Congard hereby agrees to act severally and jointly (conjointement et solidairement) with his Personal Holding and/or Beneficiaries for purposes of this Letter from the date of execution by the latter of any accession agreements pursuant to which they adhere to this Letter.

11.	PERMITTED AMENDMENTS TO SCHEDULE 4.3(a)(iv) TO THE SECURITIES PURCHASE AGREEMENT

(a)
Within two (2) Business Days of the receipt of an Exercise Notice, the Offeror may notify to the Sellers’ Representative a revised version of Schedule 4.3(a)(iv) to the Securities Purchase Agreement, provided, however, that such revised version (i) only includes modifications with respect to the legal representatives, officers, directors, members of a board, committee or other corporate body of the Target Companies other than Kepler M2, Financière Kepler, Kepler and TVN, and therefore (ii) takes over the content of Schedule 4.3(a)(iv) to the Securities Purchase Agreement as appended as of the date hereof with respect to the legal representatives, officers, directors, members of a board, committee or other corporate body of Kepler M2, Financière Kepler, Kepler and TVN, it being expressly specified, for the avoidance of doubt, that such revised version may include modifications with respect to any offices Mr. Delahousse and Mr. Congard may have within the Target Companies other than Kepler M2, Financière Kepler, Kepler and TVN, which the parties to this Letter expressly acknowledge and agree. Such revised version of Schedule 4.3(a)(iv) to the Securities Purchase Agreement shall be hereinafter referred to as the "New Schedule 4.3(a)(iv)".

(b)
Should the Offeror notify to the Sellers’ Representative a New Schedule 4.3(a)(iv) within the above-mentioned timeframe, such New Schedule 4.3(a)(iv) shall, with effect from (and including) the date of such notice, automatically supersede Schedule 4.3(a)(iv) to the Securities Purchase Agreement as appended as of the date hereof, so that any reference to Schedule 4.3(a)(iv) to the Securities Purchase Agreement shall be construed as a reference to the New Schedule 4.3(a)(iv), which the parties to this Letter expressly acknowledge and agree. With effect from (and including) the date of such notice, Schedule 4.3(a)(iv) to the Securities Purchase Agreement as appended as of the date hereof shall be modified, restated and replaced in its entirety by New Schedule 4.3(a)(iv), which the parties to this Letter expressly acknowledge and agree.

(c)
The parties to this Letter hereby agree that should the Offeror notify to the Sellers’ Representative a New Schedule 4.3(a)(iv) within two (2) Business Days of the receipt of an Exercise Notice, such New Schedule 4.3(a)(iv) shall be appended to the execution version of the Securities Purchase Agreement on the Signing Date.

12.	CONDITIONS PRECEDENT TO SIGNING

(a)
The obligations of the Offeror and the Purchaser under the Put Option shall be subject to the fulfillment or waiver (in whole or in part) by the Offeror on the Signing Date at the latest of the following conditions (the "Conditions Precedent to Signing"):

(i)
a written commitment for at least one hundred million US Dollars ($100,000,000) of financing shall have been obtained by the Offeror on the earlier of (x) the expiry of a three (3)-Business Day period following the public announcement of the Transaction by the Offeror and in any case no later than December 10, 2015 (PST) and (y) the date of the Exercise Notice;

(ii)
the IP Agreement shall have been duly executed by Kepler and France Brevets and a certified copy of the IP Agreement duly executed by Kepler and France Brevets shall have been provided to the Offeror and the Purchaser, in both cases on the date of the Exercise Notice at the latest;

(iii)
the Information and Consultation Process shall have been fully completed and evidence thereof shall have been provided to the Offeror and the Purchaser, in both cases on the date of the Exercise Notice at the latest;

(iv)
the provisions of paragraphs (a) and (b) of Clause 5 of this Letter shall have been definitively complied with and evidence thereof shall have been provided to the Offeror and the Purchaser, in both cases on the date of the Exercise Notice at the latest;

(v)	no Material Adverse Change shall have occurred prior to or on the Signing Date; and

(vi)	no Permitted Transfer shall have been completed in breach of Clause 10 prior to or on the Signing Date.

(b)
In the event that any and all Conditions Precedent to Signing are not fulfilled or validly waived on the Signing Date at the latest, the Offeror may elect, without incurring any liability whatsoever in such respect, notwithstanding any provisions to the contrary in this Letter, which the parties to this Letter expressly acknowledge and agree, to terminate this Letter (subject to Clauses 3(c)(if applicable), 13(f), 17 through 19 and 22, which shall survive such termination) upon written notice served to the Sellers’ Representative, in which case the Securities Purchase Agreement shall not be executed.

13.	EXERCISE OF THE PUT OPTION - EXECUTION OF THE SECURITIES PURCHASE AGREEMENT

(a)
If the Sellers decide to exercise the Put Option, the Sellers’ Representative shall do so on behalf of all the Sellers by notifying the Offeror and the Purchaser in writing of the Sellers’ decision between the Exercise Period Opening Date (included) and the Expiry Date (included) (the "Exercise Notice"), in the form attached to this Letter as Schedule 2.

(b)
The Exercise Notice shall specify the date (being a Business Day no sooner than the fifth (5th) Business Day and no later than the tenth (10th) Business Day after the date on which the notice was sent) on which the Securities Purchase Agreement is to be executed, unless the Offeror and the Sellers’ Representative agree in writing on another date prior to or on such date (either of such dates, the "Signing Date"), and the time and location in Paris at which the Securities Purchase Agreement is to be executed, unless otherwise agreed in writing by the Sellers’ Representative and the Offeror prior to or on the Signing Date.

(c)
In any case, subject to the sending of the Exercise Notice between the Exercise Period Opening Date (included) and the Expiry Date (included) and subject to the terms of this Letter (and, in particular, subject to the terms of Clauses 3(b), 9(b) and 12), we irrevocably undertake to procure that the Purchaser executes, and the Purchaser hereby irrevocably undertakes to execute the Securities Purchase Agreement, and we irrevocably undertake to execute the Securities Purchase Agreement for the sole purpose of Section 11.4 of the Securities Purchase Agreement, on the Signing Date, at the time and location specified in the Exercise Notice, or at such other time and/or location as may be agreed upon in writing by the Sellers’ Representative and the Offeror prior to or on the Signing Date.

(d)
We acknowledge that as of the date hereof, the Sellers accept the benefit of the Put Option without undertaking to exercise it. Until the Sellers’ Representative’s exercise of the Put Option on behalf of all the Sellers, the Sellers will therefore not be committed to sell the Transferred Securities to the Purchaser and will not be bound by any obligation in connection with the Transaction.

(e)
In connection with the significant amount of fees and expenses incurred by the Offeror on behalf of the Purchaser and/or by the Purchaser since the beginning of our discussions for the purposes of evaluating the Transaction and preparing this Letter (together with its Schedules), the Sellers hereby undertake, individually and not jointly (conjointement mais non solidairement), to reimburse to the Purchaser (or to the Offeror or to such other Affiliate of the Offeror and within such proportions as the Purchaser and the Offeror may jointly notify to the Sellers’ Representative for such purpose), within thirty (30) calendar days of, where applicable, the Expiry Date or the Signing Date, those fees and expenses, in a maximum aggregate amount of five millions Euros (€5,000,000) and provided that the relevant supporting documents are provided to the Sellers’ Representative, each of them within the limit of its Portion (as such term is defined below) of such fees and expenses, (A) should the Sellers’ Representative (on behalf of all the Sellers): (i) refuse any proposition by the Offeror to postpone the date mentioned in Clause 1(a)(ii) pursuant to Clause 1(b) by at least one (1) month, where the Exercise Period Opening Date may not occur before March 31, 2016 for a reason beyond the Offeror’s control; or (ii) decide, as is the Sellers’ right, not to exercise the Put Option on behalf of all the Sellers between the Exercise Period Opening Date (included) and the Expiry Date (included), provided that the Offeror has complied with all of its material obligations hereunder, or (B) should any Seller or Kepler M2 not proceed with the execution of the Securities Purchase Agreement on the Signing Date, in the event that the Put Option is exercised by the Sellers’ Representative on behalf of all the Sellers between the Exercise Period Opening Date (included) and the Expiry Date (included). For the avoidance of doubt, it is expressly specified that in the event that the Put Option and this Letter terminate at the date mentioned in Clause 1(a)(ii) (as postponed pursuant to (A)(i) above, as the case may be) in accordance with Clause 1(b) above prior to the occurrence of the Exercise Period Opening Date for any reason beyond the Sellers’ control, the Sellers shall not be liable for any reimbursement of fees and expenses whatsoever.

For the purpose of the preceding paragraph, "Portion", when used with respect to a Seller, shall mean the fraction having for numerator, the portion of the Adjusted Enterprise Value (as such term is defined below) which would have been allocable to the Transferred Securities (other than the Mezzanine Bonds, if any) owned by such Seller by application of the provisions of Section 2.9 of the Securities Purchase Agreement (i) as if the Final Price was equal to the Enterprise Value (without any net cash or working capital adjustment), (ii) as of, where applicable, the Expiry Date or the Signing Date and (iii) by using the foreign exchange rate of Euros converted into US Dollars as of, where applicable, the Expiry Date or the Signing Date, as determined on the basis of the Euro foreign exchange reference rate of the European Central Bank as updated by 3 p.m. C.E.T. on, where applicable, the Expiry Date or the Signing Date, and for denominator, the Adjusted Enterprise Value.
For the purpose of the preceding paragraph, "Adjusted Enterprise Value" shall mean the Enterprise Value less the value as of, where applicable, the Expiry Date or the Signing Date, of the Mezzanine Debt, as converted from Euros into US Dollars by using the foreign exchange rate of Euros converted into US Dollars as of, where applicable, the Expiry Date or the Signing Date, as determined on the basis of the Euro foreign exchange reference rate of the European Central Bank as updated by 3 p.m. C.E.T. on, where applicable, the Expiry Date or the Signing Date.
The parties to this Letter expressly acknowledge and agree that notwithstanding anything to the contrary in this Letter, the provisions of this Clause 13(e) shall survive any termination of this Letter, (A) should the Sellers’ Representative (on behalf of all the Sellers): (i) refuse any proposition by the Offeror to postpone the date mentioned in Clause 1(a)(ii) pursuant to Clause 1(b) by at least one (1) month, where the Exercise Period Opening Date may not occur before March 31, 2016 for a reason beyond the Offeror’s control; or (ii) decide, as is the Sellers’ right, not to exercise the Put Option on behalf of all the Sellers between the Exercise Period Opening Date (included) and the Expiry Date (included), provided that the Offeror has complied with all of its material obligations hereunder, or (B) should any Seller or Kepler M2 not proceed with the execution of the Securities Purchase Agreement on the Signing Date, in the event that the Put Option is exercised by the Sellers’ Representative on behalf of all the Sellers between the Exercise Period Opening Date (included) and the Expiry Date (included).

(f)
Subject to the provisions of Clause 13(e) above, each party to this Letter shall be responsible for payment of all fees and costs incurred by it or on its behalf in connection with the negotiation, preparation and signing of this Letter (and its Schedules) and the consummation of the transactions contemplated hereby, including the fees and disbursements of its financial advisors, accountants and attorneys.

(g)	In any case, each party to this Letter agrees to be bound by the specific commitments expressly made by it under this Letter, as the case may be.

(h)
Subject to the sending by the Sellers’ Representative of the Exercise Notice between the Exercise Period Opening Date (included) and the Expiry Date (included) and subject to the terms of this Letter (and, in particular, subject to the terms of Clauses 3(b), 9(b) and 12), Kepler M2 hereby irrevocably undertakes to execute, and the Sellers undertake to procure that Kepler M2 executes, the Securities Purchase Agreement for the sole purpose of Sections 5.1 to 5.5, 5.9 and 5.12 of the Securities Purchase Agreement on the Signing Date, at the time and location specified in the Exercise Notice, or at such other time and/or location as may be agreed upon in writing by the Sellers’ Representative and the Offeror prior to or on the Signing Date.

14.	MANAGEMENT SINCE THE DATE HEREOF

(a)
As from the date hereof (included) and until (and including) the actual date of execution of the Securities Purchase Agreement (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror), except as may be (x) required by applicable Laws or any Governmental Authority, or (y) expressly contemplated in this Letter or in the Securities Purchase Agreement, or (z) consented to in writing by the Offeror and the Purchaser (which consent shall not be unreasonably withheld or delayed, having due consideration for the interests of the Group Companies and ManCo), the Sellers and ManCo, within the limits of their respective authority as shareholder, officer, director or employee of the Target Companies, undertake to:

(i)
procure that the Target Companies will carry on their activities only in the ordinary course of business, with due care and attention as bon père de famille (de façon prudente, diligente et soigneuse) and in substantially the same manner as heretofore conducted, so as to preserve in all material respects their businesses and their relationships with Third Parties including their customers; and

(ii)
without limiting the general scope of paragraph (i) above, prevent each of the Group Companies and ManCo from taking or committing to take any of the actions set forth in Sections 5.9(b)(i) to 5.9(b)(xxiv) of the Securities Purchase Agreement.

(b)
For the purposes of granting any consents which may be requested by the Sellers' Representative, a Group Company or ManCo pursuant to this Clause 14, the Offeror and the Purchaser hereby designate Mr. Shahar Bar with immediate effect and represent and warrant to, and agree with, the Sellers' Representative, each of the Sellers and Kepler M2 that Mr. Shahar Bar shall have full capacity and right to give any such consents on behalf of the Offeror and the Purchaser during the term of this Letter. Within three (3) Business Days of receipt of any request for consent by the Sellers' Representative, a Group Company or ManCo, Mr. Shahar Bar, on behalf of the Offeror and the Purchaser, shall have the right to notify the Sellers' Representative, the relevant Group Company or ManCo that the Offeror and the Purchaser object to the proposed action (which notice of objection shall indicate their reasons for so objecting). If Mr. Shahar Bar, on behalf of the Offeror and the Purchaser, shall not have notified the Sellers' Representative, the relevant Group Company or ManCo, as the case may be, of the objection of the Offeror and the Purchaser to a proposed action within such period of three (3) Business Days, the Offeror and the Purchaser shall be deemed to have consented to such proposed action.

15.	ACCESS TO THE TARGET COMPANIES

During the period from the date hereof (included) to the actual date of execution of the Securities Purchase Agreement (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror), upon the reasonable written request of the Offeror and/or the Purchaser and subject to compliance by the Offeror and/or the Purchaser and their advisors with the terms of the Confidentiality Agreement, the Sellers' Representative (on behalf of all the Sellers) shall use its commercially reasonable endeavors to arrange for the Offeror and/or the Purchaser and their representatives and agents to be granted reasonable access during normal business hours to each Target Company's documents and senior management as the Offeror and/or the Purchaser may reasonably require in order to ensure a timely and efficient Closing of the Transaction, provided that such access shall not interfere with the normal business and operations of the Target Companies.

16.	EXCLUSITIVITY

(a)
In consideration for the Put Option granted under this Letter, during the period from the date hereof (included) to the actual date of execution of the Securities Purchase Agreement (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror), the Sellers shall not, and shall procure that the Target Companies shall not, directly or indirectly:

(i)
enter into a Contract for the transfer, by any means, of substantial assets of any of the Target Companies or acquisition of all or part of the equity interests in or of any of the Target Companies, the merger, spin-off, contribution, business combination, recapitalization, or similar transaction involving any of the Target Companies other than the transactions contemplated by the Securities Purchase Agreement (any of the foregoing being referred to as an "Acquisition Proposal");

(ii)	solicit, initiate or encourage any inquiries or proposals that constitute or could reasonably constitute an Acquisition Proposal;

(iii)
initiate or engage in negotiations with any Person (or group of Persons) other than the Offeror and the Purchaser (a "Potential Bidder") concerning any Acquisition Proposal; provided, however, to the extent that any of the foregoing have already occurred, they shall be suspended or terminated during the period from the date hereof to the Closing (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror); and

(iv)	undertake any action which may jeopardize the Transaction.

(b)
During the period from the date hereof (included) to the actual date of execution of the Securities Purchase Agreement (or, failing the delivery of an Exercise Notice, the Expiry Date, or, in case of termination of this Letter in accordance with the provisions of Clauses 3(b), 9(b) and 12, the date of receipt by the Sellers’ Representative of the termination notice served by the Offeror), the Sellers shall, and shall procure that the Target Companies shall, immediately notify the Offeror and the Purchaser of any contacts received by them or any of their representatives or advisors or Affiliates or Connected Persons from a Potential Bidder to discuss or negotiate a possible Acquisition Proposal. Such notice shall indicate in reasonable detail the identity of the Potential Bidder and the content of the discussion or Acquisition Proposal, if one was made.

(c)
Notwithstanding the provisions of paragraphs (a) and (b) above, the Holding shall be entitled to inform its employees of the possibility to present an acquisition offer in accordance with Clause 5 and provide them with any reasonable information they may request in such context.

(d)
The Sellers may terminate this exclusivity undertaking with immediate effect upon written notice served by the Sellers’ Representative to the Offeror in the event that the Purchaser fails to execute the Securities Purchase Agreement and/or the Offeror fails to execute the Securities Purchase Agreement for the sole purpose of Section 11.4 of the Securities Purchase Agreement, on the Signing Date, provided that all the Conditions Precedent to Signing are satisfied or validly waived on the Signing Date at the latest and this Letter has not been previously terminated pursuant to Clauses 3(b) and 9(b) above.

17.	CONFIDENTIALITY

(a)
The existence and terms of this Letter as well as the status of the Transaction process, the terms and conditions, or any other fact or information with respect to the Transaction shall be kept strictly confidential and shall not be disclosed by the parties to this Letter to any third party other than the Affiliates and Connected Persons of the parties to this Letter, except as may be required (i) by applicable Laws or any Governmental Authority or (ii) for the due performance of any obligation under this Letter (including for the purposes of Clauses 3 and 10).

(b)	Sections 11.2.1 and 11.2.2(a) of the Securities Purchase Agreement shall apply mutatis mutandis to this Letter and from the date hereof.

18.	SELLERS' REPRESENTATIVE

(a)
Mr. Delahousse is hereby unconditionally, irrevocably and exclusively appointed as the representative of the Sellers for the purposes of any consent, notice, action or step to be given, conducted or taken hereunder for which this Letter expressly provides that such consent, notice, action or step is to be given, conducted or taken by the Sellers’ Representative. In all cases where this Letter so refers to a consent, notice, action or step to be given, conducted or taken by the Sellers’ Representative, Mr. Delahousse shall be the sole Person entitled to act in the name and for the account (“au nom et pour le compte”) of all Sellers, in the capacity of the Sellers’ joint representative (“mandataire commun”) in accordance with article 1984 et seq. of the French Civil Code. The Sellers shall be bound by any decision and act of the Sellers’ Representative made in accordance with this Letter. The Sellers’ Representative shall be appointed for the term of this Letter and shall not be revoked by the Sellers during such term. Mr. Delahousse hereby accepts and undertakes to act as Sellers’ Representative for the term of this Letter. The Offeror and the Purchaser shall not be bound or deemed to be bound by any separate agreement or arrangement between the Sellers to which the Offeror and the Purchaser are not a party.

(b)
Notwithstanding anything to the contrary in this Letter, should Mr. Delahousse, hereby appointed, be unable to perform his duties in acting as the Sellers’ Representative, for any reason whatsoever, Mr. Congard will replace him as Sellers’ Representative. In such case, Mr. Congard must notify to each Seller, to the Offeror and to the Purchaser that he is henceforth acting as the Sellers’ Representative.

(c)
Should Mr. Congard be unable to perform his duties to act as the Sellers’ Representative, for any reason whatsoever, the Sellers’ Representative will be appointed among the Sellers by the Sellers. If the Sellers do not reach an agreement within ten (10) days of the date Mr. Congard has ceased to perform his duties as Sellers’ Representative, then the Sellers’ Representative shall be appointed among the Sellers by the President of the Commercial Court of Paris ruling in summary form (statuant en référé), such ruling being unchallengeable in appeal.

19.	NOTICES

Section 11.8 of the Securities Purchase Agreement shall apply mutatis mutandis to this Letter, all notices and other communications under this Letter to be made to the relevant party to this Letter at its address, E-mail address or fax number set forth below:
If to the Offeror, to:    Harmonic Inc.
4300 North First Street
San Jose, CA 95134, United States of America
Attn:         Timothy Chu, General Counsel
E-mail:         tim.chu@harmonicinc.com and
harmoniclegal@harmonicinc.com
With a copy to:        Shearman & Sterling LLP
114, avenue des Champs-Elysées
75008 Paris, France
Attn:         Nicolas Bombrun
E-mail:         Nicolas.Bombrun@Shearman.com
Phone:        +33.1.53.89.48.48
Fax:         +33.1.42.99.78.00
If to the Purchaser, to:    Harmonic Europe SAS
50, rue Camille Desmoulins
92130 Issy-les-Moulineaux, France
Attn:         Raphael Segur
E-mail:         Raphael.Segur@harmonicinc.com and
harmoniclegal@harmonicinc.com

With a copy to:        Shearman & Sterling LLP
114, avenue des Champs-Elysées
75008 Paris, France
Attn:         Nicolas Bombrun
E-mail:         Nicolas.Bombrun@Shearman.com
Phone:        +33.1.53.89.48.48
Fax:         +33.1.42.99.78.00
If to a Seller, to:        The Sellers’ Representative
Mr. Delahousse
15, rue Trévois
92300 Levallois-Perret, France
Attn:         Christophe Delahousse
E-mail:         christophe.delahousse@thomson-networks.com
Fax:         +33.01.34.25.96.80
With a copy to:        Orrick Rambaud Martel
31 avenue Pierre 1er de Serbie
75782 Paris cedex 16, France
Attn:         Saam Golshani
E-mail:         sgolshani@orrick.com
Phone:         +33 1 53 53 75 00
Fax:         + 33 1 53 53 75 01
or to such other Persons or at such other addresses or fax numbers as hereafter may be furnished by any party to this Letter by like notice to the others.

20.	REPRESENTATION AND WARRANTIES OF THE OFFEROR
The Offeror hereby makes the following representations and warranties to the Sellers, each of which is true and correct as of the date of this Letter:

(a)
The Offeror is a corporation duly organized and validly existing under the laws of the State of Delaware, is not in a state of insolvency (en état de cessation des paiements), nor subject to any Bankruptcy Proceedings and no facts exist that would result in any such event occurring. The Offeror has the corporate power and authority to enter into this Letter, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(b)
The execution of this Letter and the consummation of the transactions contemplated hereby have been duly authorized by the competent corporate bodies of the Offeror, and no other corporate action on the part of the Offeror is necessary to authorize the execution of this Letter or the consummation of any of the transactions contemplated hereby.

(c)	This Letter has been duly executed by the Offeror and constitutes, and shall constitute, legal, valid and binding obligations of the Offeror, enforceable against it in accordance with its terms.

(d)	Neither the entering into of this Letter nor the performance by the Offeror of its obligations hereunder, nor the consummation of the transactions contemplated herein does or will:

(i)	conflict with or violate any provision of the Organizational Documents of the Offeror;

(ii)
violate, conflict with or result in the breach or termination of, or constitute a default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any Contracts or Governmental Authorizations to which the Offeror or any of its Affiliates is a party or by which the Offeror or any of its Affiliates is bound; or

(iii)
subject to the obtaining of the FMEF Clearance, constitute a violation by the Offeror or any of its Affiliates of any applicable Laws or Judgments, except for any such matters that would not, either individually or in the aggregate, have a material adverse effect on the ability of the Offeror to perform its obligations under this Letter.

(e)
Other than the FMEF Clearance, no Governmental Authorization or other third party consent is required to be made or obtained by the Offeror or any of its Affiliates prior to the Closing in connection with: (a) the entering into of this Letter by the Offeror, (b) the performance by the Offeror of its obligations hereunder, or (c) the consummation of any of the transactions contemplated by this Letter.

21.	REPRESENTATION AND WARRANTIES OF THE SELLERS
Each Seller hereby makes the following representations and warranties to the Offeror, each of which is true and correct as of the date of this Letter:

(a)
Each Seller which is not an individual is duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation or formation and has all requisite corporate power and authority to own its assets and conduct its business as it has been and is now being conducted.

(b)
Each Seller which is not an individual is not or has not been in a state of insolvency (en état de cessation des paiements), nor subject to any Bankruptcy Proceedings and no facts exist that would result in any such event occurring.

(c)
Each Seller has the legal capacity or corporate power and authority and all rights to enter into this Letter, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

(d)
The execution of this Letter and the consummation of the transactions contemplated hereby have been duly authorized by the competent corporate bodies of each Seller which is not an individual, and no other corporate action on the part of each of such Seller is necessary to authorize the execution of this Letter or the consummation of any of the transactions contemplated hereby.

(e)	This Letter has been duly executed by each Seller and constitutes, and shall constitute, legal, valid and binding obligations of each Seller, enforceable against it in accordance with its terms.

(f)	Neither the entering into of this Agreement, nor the performance by each Seller of its obligations hereunder, nor the consummation of the transactions contemplated herein does or will:

(i)	conflict with or violate any provision of the Organizational Documents of the relevant Seller (if such Seller is not an individual);

(ii)
violate, conflict with or result in the breach or termination of, or constitute a default or event of default (or an event which with notice, lapse of time, or both, would constitute a default or event of default), under the terms of, any Contracts or

Governmental Authorizations to which the relevant Seller or any of its Affiliates (other than the Target Companies) is a party or by which such Seller or any of its Affiliates (other than the Target Companies) is bound; or

(iii)
subject to the obtaining of the FMEF Clearance, constitute a violation by the relevant Seller or any of its Affiliates (other than the Target Companies) of any applicable Laws or Judgments, except for any such matters that would not, either individually or in the aggregate, have a material adverse effect on the ability of such Seller to perform its obligations under this Letter.

(g)
Other than the FMEF Clearance, no Governmental Authorization or other third party consent is required to be made or obtained by each Seller or any of its Affiliates (other than the Target Companies) prior to the Closing in connection with: (a) the entering into of this Letter by the relevant Seller, (b) the performance by the relevant Seller of its obligations hereunder, or (c) the consummation of any of the transactions contemplated by this Letter.

22.	GOVERNING LAW

(a)	This Letter and any contractual or non-contractual obligation arising out of or in connection with this Letter shall be governed by, and construed in accordance with, French law.

(b)
All disputes arising out of or in connection with this Letter (including without limitation with respect to the existence, validity, performance, termination and interpretation of this Letter and any non-contractual obligation arising out of or in connection with this Letter) shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris.

Yours faithfully.

Signed on December 7, 2015 by:

___________________________
Harmonic Inc.
By: Mr. Patrick Harshman
Position: CEO

Signed on December 7, 2015 by:

___________________________
Harmonic Europe SAS
Represented by Harmonic International AG
By: Mr. Raphael Segur
Position: Member and President of the Board of Directors

Countersigned on December 7, 2015 by:

KEPLER M2:

___________________________
KEPLER M2
Being a party to this Letter for the sole purpose of Clauses 13(h) and 14
By: Mr. Christophe Delahousse
Position: President

And each of the Sellers:

Mr. Eric Louvet Represented by Mr. Christophe Delahousse	Mr. Eric Gallier Represented by Mr. Christophe Delahousse

Mr. Jean-Marc Guiot Represented by Mr. Christophe Delahousse	Mr. Claude Perron Represented by Mr. Christophe Delahousse

Mrs. Crystele Trévisan-Jallu Represented by Mr. Christophe Delahousse	Mrs. Delphine Sauvion Represented by Mr. Christophe Delahousse

Mr. Marc Procureur Represented by Mr. Christophe Delahousse	Mr. Christophe Delahousse

Mr. Hervé Congard Represented by Mr. Christophe Delahousse

Countersigned on December 7, 2015 by:

And each of the Sellers (continuation):

FPCI Winch Capital 3 Represented by Edmond de Rothschild Investment Partners Itself represented by: Mr. Sylvain Charignon Title: Gérant	Montalivet Networks Represented by Edmond de Rothschild Investment Partners Itself represented by: Mr. Sylvain Charignon Title: Gérant

FPCI CIC Mezzanine 3 Represented by CM-CIC Private Debt Itself represented by: Mr. Sylvain Charignon	Mr. Arnaud de Puyfontaine Represented by Mr. Sylvain Charignon

Schedule 0

Sellers

1)
Mr. Eric Louvet, a French citizen, born on March 31, 1972 at Caen (14000), residing at 252, rue Saint-Malo, 35700 Rennes (France), referred to herein as “Mr. Louvet”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

2)
Mr. Eric Gallier, a French citizen, born on July 10, 1963 at Rennes (35000), residing at 11, rue des Conrois, 35200 Rennes (France), referred to herein as “Mr. Gallier”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

3)
Mr. Jean-Marc Guiot, a French citizen, born on April 2, 1964 at L’Haÿ-les-Roses (94240), residing at 21, rue Jules Renard, 35760 Saint Grégoire (France), referred to herein as “Mr. Guiot”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

4)
Mr. Claude Perron, a French citizen, born on July 16, 1958 at Loudeac (22600), residing at 11, allée de la Ferme, 35830 Betton (France), referred to herein as “Mr. Perron”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

5)
Mrs. Crystèle Trévisan-Jallu, a French citizen, born on December 9, 1974 at Saint-Malo (35), residing at 2, rue de la Bobinais, 35170 Bruz (France), referred to herein as “Mrs. Trévisan-Jallu”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

6)
Mr. Marc Procureur, a French citizen, born on March 10, 1970 at Paris (75011), residing at 30, rue Michelet, 35700 Rennes (France), referred to herein as “Mr. Procureur”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

7)
Mrs. Delphine Sauvion, a French citizen, born on April 21, 1977 at Toulouse (31), residing at 52, rue de la Coussaye, 95880 Enghien-les-Bains (France), referred to herein as “Mrs. Sauvion”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

8)	Mr. Christophe Delahousse, a French citizen, born on September 8, 1965 at Calais (62100), residing at 15, rue Trévois, 92300 Levallois-Perret (France), referred to herein as “Mr. Delahousse”;

9)
Mr. Hervé Congard, a French citizen, born on March 29, 1964 at Lannion (56000), residing at 16, rue Blaise Pascal, 56100 Lorient (France), referred to herein as “Mr. Congard”, represented by Mr. Christophe Delahousse, duly authorized for the purpose hereof;

10)
Winch Capital 3, a fonds professionnel de capital investissement (FPCI) governed by the French Code monétaire et financier (referred to herein as “FPCI Winch Capital 3”), represented by its management company (société de gestion), Edmond de Rothschild Investment Partners, a company (société en commandite par actions) organized under the laws of France, having a share capital of €501,500 and its registered office at 47, rue du Faubourg Saint-Honoré, 75008 Paris (France), registered with the French Registry of Commerce and Companies under number 444 071 989 RCS Paris (“EDRIP”), itself represented by Mr. Sylvain Charignon, duly authorized for the purpose hereof;

11)
Montalivet Networks, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €100 and its registered office at 10, rue du Colisée, 75008 Paris (France), registered with the French Registry of Commerce and Companies under number 805 017 845 RCS Paris (referred to herein as “Montalivet Networks”), represented by EDRIP, itself represented by Mr. Sylvain Charignon, duly authorized for the purpose hereof;

12)
Mr. Arnaud de Puyfontaine, a French citizen born on April 26, 1964 at Paris (75008) and residing at 37, rue du Général Foy, 75008 Paris (France), referred to herein as “Mr. de Puyfontaine”, represented by Mr. Sylvain Charignon, duly authorized for the purpose hereof; and

13)
FPCI CIC Mezzanine 3, a fonds professionnel de capital investissement (FPCI) governed by the French Code monétaire et financier (referred to herein as “FPCI CIC Mezzanine 3”), represented by its management company (société de gestion), CM-CIC Private Debt, a company (société par actions simplifiée) organized under the laws of France, having a share capital of €625,000 and its registered office at 4, rue Gaillon, 75002 Paris (France), registered with the French Registry of Commerce and Companies under number 503 110 595 RCS Paris, itself represented by Mr. Sylvain Charignon, duly authorized for the purpose hereof.

Schedule 1

Securities Purchase Agreement

Schedule 2

Exercise Notice

[Letterhead of the Sellers’ Representative]

PRIVATE AND CONFIDENTIAL
[•], 2016

To:	Harmonic Inc.
4300 North First Street
San Jose, CA 95134, United States of America
Attn:         Timothy Chu, General Counsel
E-mail:         tim.chu@harmonicinc.com and
harmoniclegal@harmonicinc.com
And:    Harmonic Europe
50, rue Camille Desmoulins
92130 Issy-les-Moulineaux, France
Attn:         Raphael Segur
E-mail:         Raphael.Segur@harmonicinc.com and
harmoniclegal@harmonicinc.com

Cc:	Shearman & Sterling LLP
114, avenue des Champs-Elysées
75008 Paris, France
Attn:         Nicolas Bombrun
E-mail:         Nicolas.Bombrun@Shearman.com
Fax:         +33.1.42.99.78.00
By E-mail and by registered mail (postage prepaid, return receipt requested)

Re:    Project Tahoe - Exercise Notice
Dear Sirs,
Reference is made to the offer letter dated December 7, 2015 entered into by and between the Offeror, the Purchaser, Kepler M2 and the Sellers (the "Put Option Agreement"). Capitalized terms in this letter (the "Exercise Notice") shall, unless otherwise defined herein, have the meanings ascribed to them in the Put Option Agreement.
In accordance with the provisions of Clauses 1, 9, 11, 12, 13, 19 and 22 of the Put Option Agreement, we hereby:

(i)	Notify the Offeror and the Purchaser of the Sellers’ decision to exercise the Put Option;

(ii)	Confirm to the Offeror and the Purchaser that:

•
the IP Agreement has been duly executed by Kepler and France Brevets and a certified copy of the IP Agreement duly executed by Kepler and France Brevets has been provided to the Offeror and the Purchaser, in both cases on or prior to the date hereof;

•	the Information and Consultation Process has been fully completed and evidence thereof has been provided to the Offeror and the Purchaser, in both cases on or prior to the date hereof;

•
the provisions of paragraphs (a) and (b) of Clause 5 of the Put Option Agreement have been definitively complied with and evidence thereof has been provided to the Offeror and the Purchaser, in both cases on or prior to the date hereof;

•
as of the date hereof, save for what has been set forth in the Securities Purchase Agreement or notified pursuant to Clause 9(a) of the Put Option Agreement as constituting or being likely to constitute a Material Adverse Change, no circumstance, event or fact has occurred since the Reference Date that constitutes or would be likely to constitute a Material Adverse Change;

•
pursuant to Clause 9(a)(ii) of the Put Option Agreement, the Offeror and the Purchaser will be promptly notified of the occurrence (or non-occurrence) between the date hereof (included) and the actual date of execution of the Securities Purchase Agreement (included) of any event, the occurrence (or non-occurrence) of which constitutes or would be likely to constitute a Material Adverse Change;

•	as of the date hereof, no Permitted Transfer has been completed in breach of Clause 10 prior to or on the Signing Date;

•	pursuant to Clause 10, no Permitted Transfer will be completed from the date hereof (included); and

•
pursuant to Clause 11, should the Offeror notify to the Sellers’ Representative a New Schedule 4.3(a)(iv) within two (2) Business Days of the receipt of this Exercise Notice, such New Schedule 4.3(a)(iv) will, with effect from (and including) the date of such notice, automatically supersede Schedule 4.3(a)(iv) to the Securities Purchase Agreement as appended as of the date of the Put Option Agreement, so that any reference to Schedule 4.3(a)(iv) to the Securities Purchase Agreement will be construed as a reference to the New Schedule 4.3(a)(iv). With effect from (and including) the date of such notice, Schedule 4.3(a)(iv) to the Securities Purchase Agreement as appended as of the date of the Put Option Agreement will be modified, restated and replaced in its entirety by New Schedule 4.3(a)(iv) and therefore we confirm that the New Schedule 4.3(a)(iv) will be appended to the execution version of the Securities Purchase Agreement on the Signing Date.

(iii)
Specify that the Securities Purchase Agreement is to be executed on [•], 2016, unless the Sellers’ Representative and the Offeror agree in writing on another date prior to or on such date, and at [•] [a.m./p.m.] (Paris time), at the offices of Shearman & Sterling LLP, 114, avenue des Champs-Elysées, 75008 Paris (France), unless otherwise agreed between the Sellers’ Representative and the Offeror in writing prior to or on the Signing Date.

Pursuant to Clause 22 of the Put Option Agreement, this Exercise Notice and any contractual or non-contractual obligation arising out of or in connection with this Exercise Notice shall be governed by, and construed in accordance with, French law. All disputes arising out of or in connection with this

Exercise Notice (including without limitation with respect to the existence, validity, performance, termination and interpretation of this Exercise Notice and any non-contractual obligation arising out of or in connection with this Exercise Notice) shall be submitted to the exclusive jurisdiction of the Commercial Court of Paris.
Sincerely yours,

By: _________________________
Name: Mr. Christophe Delahousse
Title: Sellers’ Representative